SECOND AMENDMENT
                                       TO
                                CREDIT AGREEMENT

     THIS SECOND AMENDMENT TO CREDIT AGREEMENT ("Amendment"), dated as of July 15, 1996, is among S & K FAMOUS BRANDS, INC, a Virginia corporation (the "Borrower"); and SIGNET BANK (formerly known as Signet Bank/Virginia), a Virginia corporation (the "Bank") .

     The Bank and the Borrower are parties to a Credit Agreement (as the same may from time to time be amended, the "Credit Agreement") dated as of August 31, 1990, as amended by a First Amendment thereto dated as of March 10, 1994. The Borrower has requested that the Bank extend the Availability Period and make other changes to the Credit Agreement, as hereinafter provided.

     NOW, THEREFORE, the parties agree as follows:

     SECTION 1. Definitions. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Except as amended and supplemented hereby, all of the terms of the Credit Agreement shall remain and continue in full force and effect and are hereby confirmed in all respects.

     SECTION 2. Amendments to the Credit Agreement. The Credit Agreement is amended as follows:

     2.01. Section 1.2 of the Credit Agreement is amended by substituting "May 31, 1998", for "May 31, 1997" in the definition of "Availability Period".

     2.02. Section 3.1 of the Credit Agreement is amended by substituting "May 31, 1998" for "May 31, 1997" in the second line thereof.

     2.03. Section 3.3 of the Credit Agreement is amended to read in full as follows:

          Section 3.3. Term Note. On May 31, 1998, the Company shall deliver to the Bank a note in the form of Exhibit B attached hereto (the "Term


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        Note") dated such date and in a principal  amount equal to the principal amount of the Term Loan to be made by the Bank. The principal of the Term Note shall be payable in thirty-five consecutive equal monthly installments on the first day of each month commencing July 1, 1998, and in a final installment due on May 11, 2001, when the unpaid principal amount and all accrued and unpaid interest on the Term Note shall be payable in full.

     2.04. Section 2.1 of the Credit Agreement is amended by adding the following as a second paragraph at the and thereof:

          Letters of Credit. At the Borrower's request, the Bank may, in its discretion, issue letters of credit on the Borrower's behalf so long as all conditions pursuant to Article IV have been satisfied. The undrawn amounts of such letters of credit shall be treated as Loans hereunder for so long as the letters of credit remain outstanding, except that interest shall not accrue on such amounts until advances are made thereon and shall thereafter accrue only on the unreimbursed amount of such advances. Amounts advanced pursuant to such letters of credit shall in all respects be treated as Loans hereunder. Each such letter of credit shall be issued subject to additional terms and conditions contained in the Bank's standard letter of credit application and reimbursement agreement (which includes a letter of credit fee in addition to amounts otherwise payable hereunder), and such letters of credit shall he in form and substance satisfactory to the Bank.

     2.05. Exhibits A and B attached to the Credit Agreement are both hereby deleted in their entirety and Exhibits A and B attached hereto are substituted therefor. All references in the Credit Agreement to Exhibits A and B shall be deemed to refer to the exhibits attached hereto, respectively.

     SECTION 3. Consent of the Bank. The Bank executes this Amendment to evidence its consent to the modifications effected hereby; provided, however, that ouch consent shall neither be, nor be deemed to be, a consent to, or a waiver of, the necessity of obtaining the consent of the Bank to any further modification.



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     SECTION 4. Further Assurances.  The Borrower hereby covenants and agrees to execute and deliver, cause to be executed and delivered, and to do or make, or cause to be done or made, upon the reasonable request of the Bank, any and all instruments, paper, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required by the Bank for the purpose of effecting the modifications described herein.

     SECTION 5. Waiver of Claims. As part of the consideration to the Bank herein, the Borrower waives any claims and all other defenses of every nature whatsoever they may have with respect to the Loan Agreement or the Notes.

     SECTION 6. Completeness and Modification. This Amendment constitutes the entire agreement between the parties hereto as to the transactions contemplated hereby and supersedes all prior discussions, understandings or agreements between the parties hereto.

     SECTION 7. Effectiveness. This Amendment shall become effective as of July 15, 1996, on the date (the "Effective Date") when the following conditions shall have been satisfied:

     (a) this Amendment shall have been executed by each of the parties hereto, and the Borrower shall have delivered executed counterparts hereof to the Bank;

     (b) the representations and warranties of the Borrower contained in the Credit Agreement shall be true on and as of the Effective Date;

     (c) on the Effective Date, no Event of Default shall have occurred and be continuing under the Credit Agreement;

     (d) all legal matters incident to this Amendment and the transactions contemplated hereby shall he satisfactory to counsel for the Bank;

     (e) the Bank shall have received all documents they may reasonably request relating to the existence of the Borrower and its authority to execute, deliver and perform this Amendment and any other matters relevant hereto or thereto, all in form and substance satisfactory to the Bank and their Counsel; and


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     (f) the  Borrower  shall  have  executed  and  delivered  to the  Bank  the
Revolving Note in the form of Exhibit A attached hereto.

     At the request of the Bank, the Borrower agrees to execute and deliver such documents and instruments, and perform all other acts as the Bank deems reasonably necessary or desirable to effectuate the provisions of this Amendment and shall pay, upon demand, all expenses (including reasonable attorneys' fees, filing fees and taxes) incurred by the Bank in connection therewith,

     On the Effective Date, the Credit Agreement will be automatically amended as set forth in this Amendment. On and after the Effective Date, the rights and obligations of the parties hereto shall be governed by the Credit Agreement, as amended by this Amendment; provided that any rights of the parties hereto with respect to the period prior to the Effective Date shall continue to be governed by the terms of the Credit Agreement.

     SECTION 8. Integration. Each reference in the Credit Agreement to "this Loan Agreement", "herein", "hereunder" or words of similar import, and each reference in any note or other document delivered in connection with the Credit Agreement shall be deemed to be a reference to the Credit Agreement as amended by this Amendment, and the Credit Agreement as so amended shall be read as a single integrated document.

     SECTION 9. Successors and Assigns. This Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

     SECTION 10. Governing Law. This Amendment and all other instruments referred to herein shall be governed by, and shall be construed according to, the laws of the Commonwealth of Virginia, without regard to the choice of law rules thereof.

     WITNESS the following duly authorized signatures and seals, all as of the date first written above.


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                                    S & K FAMOUS BRANDS, INC.

                                    By:   /s/ Robert E. Knowles [SEAL]

                                    Title: Executive Vice President


                                    SIGNET BANK

                                    By:  /s/ William D. Garrison [SEAL]

                                    Title: Senior Vice President


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                                    EXHIBIT A

                                 REVOLVING NOTE


$14,000,000.00                                Richmond, Virginia

                                              July 15,  1996

     FOR VALUE RECEIVED, on May 31, 1998, S&K FAMOUS BRANDS, INC., a Virginia corporation (the "Borrower"), hereby promises to pay to the order of SIGNET BANK (the "Bank") at its main office, in Richmond, Virginia, in lawful money of the United States, the principal sum of Fourteen Million and No/100 Dollars ($14,000,000.00) or the aggregate unpaid principal amount of all Revolving Loans made by the Bank to the Borrower pursuant to the Credit Agreement hereinafter referred to, which ever is less (the "Principal"). The Borrower further promises to pay interest on the first day of each month from the date hereof, commencing August 1, 1996, and on May 31, 1998 on the amount of the Principal from time to time outstanding during the period beginning on the date hereof and continuing until this Note is paid in full, at the rate or rates provided for in the Credit Agreement. Interest payable hereunder shall be calculated on the basis of a 365-day year and paid for the actual number of days for which due.

     This Note is the Revolving Note issued pursuant to the provisions of a certain Credit Agreement dated as of August 31, 1990, as amended from time to time, among the Borrower and the Bank (herein, as the same may from time to time be amended, referred to as the "Credit Agreement"), and is issued in substitution of a certain Note dated March 10, 1994, made by the Borrower and payable to the order of the Bank.

     This Note is subject to prepayment, in whole or in part, as specified in the Credit Agreement. In case a Default, as defined in the Credit Agreement, shall occur and be continuing, this Note may become or may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement, and the Borrower hereby agrees to pay all costs and expenses in connection therewith, including reasonable attorney's fees, as provided in the Credit Agreement.


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     The Borrower and all guarantors, endorsers and pledgors hereof hereby waive presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance and performance of this Note.

     The Bank is hereby authorized to maintain records of the date and amount of each Revolving Loan, the date and amount of any payment of principal or interest and the principal balance then remaining unpaid hereon. The Borrower hereby agrees that the amount so evidenced shall, for all purposes, constitute prima facie evidence thereof.

     This Note shall be governed by and interpreted in accordance with the laws of the Commonwealth of Virginia.

     IN WITNESS WHEREOF, the Borrower has caused its corporate name to be signed by its duly authorized officer under seal as of the day and year first above written.

                              S & K FAMOUS BRANDS, INC.

                              By: /s/ Robert E. Knowles     [SEAL}

                              Title: Executive Vice President








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                                    EXHIBIT B

                                    TERM NOTE

$____________________                                     Richmond, Virginia

                                                          May 31, 1998

     FOR VALUE RECEIVED, S&K FAMOUS BRANDS, INC., a Virginia corporation (the "Borrower"), hereby promises to pay to the order of SIGNET BANK (the "Bank") at its main office, in Richmond, Virginia in lawful money of the United States, the
principal      sum      of       ________________________________________Dollars
($____________________) (the  "Principal"),  in  thirty-five  consecutive  equal
monthly            installments            of            principal            of
___________________________________________Dollars   ($________________________)
each, commencing on July 1, 1998 and continuing on the first day of each month thereafter (each of such dates being hereinafter referred to as a "Monthly
Payment Date") and one final payment of principal of ________________________________________ Dollars ($_____________________) on May
31, 2001 (the "Final Payment Date") when the entire unpaid Principal and accrued interest thereon shall be paid in full. The Borrower hereby further promises to pay interest from the date hereof on the amount of Principal from time to time outstanding at a rate per annum which at all times shall be equal to the Payee's announced prime rate in effect from time to time (the "Prime Rate"), such interest to be payable monthly on each Monthly Payment Date commencing July 1, 1998, and on the Final Payment Date. interest shall continue to accrue on this Note after maturity at the rate set forth above and shall then be payable on demand of the holder of this Note. Any change in the Prime Rate shall result in a change on the same day in the rate of interest to accrue thereafter on the unpaid Principal of this Note at the time outstanding. Interest payable hereunder shall be calculated on the basis of a 365-day year and paid for the actual number of days for which due.

     This Note is issued pursuant to the provisions of a certain Credit Agreement dated as of August 31, 1990, as amended from time to time, among the Borrower and the Bank (herein, as the same may from time to time be amended,



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referred to as the "Credit Agreement"); but neither this reference to the Credit
Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Borrower to pay the Principal of and the interest on this Note as herein provided.

     This Note is subject to prepayment, in whole or in part, as specified in the Credit Agreement. In case a Default, as defined in the Credit Agreement, shall occur and be continuing, this Note may become or may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement, and the Borrower hereby agrees to pay all costs and expenses in connection therewith, including reasonable attorney's fees, as provided in the Credit Agreement.

     The Borrower and all guarantors, endorsers and pledgors hereof hereby waive presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

     This Note shall be governed by and interpreted in accordance with the laws of the Commonwealth of Virginia.

     IN WITNESS WHEREOF, the Borrower has caused its corporate name to be signed by its duly authorized officer under seal as of the day and year first above written.


                              S & K FAMOUS BRANDS INC.

                              By:                        [SEAL)

                              Title:








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